EXHIBIT 99.6

FOR IMMEDIATE RELEASE:  October 26, 1998

       SPECIALTY FOODS CLOSES ARCHWAY COOKIES ACQUISITION;
                    ALSO ACQUIRES IOWA BAKERY

DEERFIELD,  Ill.  -- Specialty Foods Corporation today  announced that  it  has  completed its previously-announced acquisition  of

Archway Cookies, Inc., creating the nation's third largest cookie company.

      The  company  also announced that its Metz  Baking  Company subsidiary  has acquired Clear Lake Bakery, Inc. of  Clear  Lake,

Iowa, from private owners.

     Terms of both purchases were not disclosed.

      "The  addition  of Archway to our Mother's cookie  business gives  us  significant opportunities for growth,"  said  Lawrence

Benjamin,  president  and chief executive  officer  of  Specialty

Foods.  "The Clear Lake Bakery strengthens Metz's service to  our many customers throughout the state of Iowa."

      Clear  Lake  Bakery bakes a variety of bread, buns,  rolls,

doughnuts  and  sweet rolls that are distributed throughout  Iowa under the Bill's Bake Shop brand name.

     Archway produces more than a billion cookies annually at two company-owned  bakeries in Ashland, Ohio, and  Boone,  Iowa,  and four licensed bakeries in the U.S. and Canada.

      Specialty  Foods  Corporation, one of the nation's  leading food manufacturers, is a group of companies engaged primarily  in baked goods with additional operations in prepared meats.

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